UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue
New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications  pursuant to Rule 425 under the Securities Act

☐            Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐            Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 2.02       RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 1, 2005, Monster Worldwide, Inc. (the “Company”) announced its results of operations for the fourth quarter and year ended December 31, 2004. A copy of the Company’s press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Included in the press release issued by the Company and furnished herewith as Exhibit 99.1 are certain non-GAAP financial measures.  The Company has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures such as non-GAAP operating income, non-GAAP earnings per share, adjusted EBITDA, net cash and free cash flow provide useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget planning purposes.  Non-GAAP operating income, income from continuing operations and related per share information exclude  business reorganization, spin-off and other special charges and any tax benefits thereon.  Non-GAAP operating income is a measure used by the Company in reviewing business trends and the financial results of its reportable segments.  These measures are also the primary basis upon which the Company prepares its budgets and forecasts.  Adjusted EBITDA was one of the measures that determined the Company’s ability to borrow under its $100 million credit facility through the end of 2004.  If the Company failed to meet the required level of adjusted EBITDA as defined in its credit agreement, the lender could have terminated the agreement, requiring the Company to repay any outstanding amount.  On January 14, 2005 the Company entered into an amended and restated credit facility.  EBITDA and adjusted EBITDA are non-GAAP measures and should not be considered in isolation, or as a substitute for, operating income, cash flows from operating activities or as a measure of the Company’s profitability or liquidity.  EBITDA and adjusted EBITDA reflected herein may not be comparable with similarly titled measures reported by other companies.  Free cash flow is defined as cash flow from operating activities or operating activities of continuing operations, less capital expenditures.  Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment.  Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.  Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.  Net cash is defined as cash and cash equivalents after subtracting total debt.  Net cash is considered a measure of the Company’s liquidity and reflects the amount of cash and cash equivalents that would remain with the Company after paying off its contractual debt obligations.  Net cash also provides information to investors regarding the effect that each period’s borrowings have on the Company’s balance of cash and cash equivalents.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

ITEM 9.01.      FINANCIAL STATEMENTS AND EXHIBITS.

(a)                                  Financial Statements of Businesses Acquired.

Not Applicable.

(b)                                 Pro Forma Financial Information.

Not Applicable.

(c)                                  Exhibits.

99.1         Press Release of the Company issued on February 1, 2005, relating to its fourth quarter 2004 and year end results.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ MICHAEL SILECK
Michael Sileck
Chief Financial Officer

Dated: February 2, 2005